Exhibit 99.1
SITEWORK CONTRACT
First United Ethanol, LLC, a Georgia limited liability corporation (“Owner”) agrees to pay the lump sum of FIVE MILLION, EIGHT HUNDRED FIFTY THOUSAND, SIX HUNDRED THIRTY SIX AND 45/100 DOLLARS ($5,850,636.45) to Folsom Construction Co, a Georgia corporation (“Contractor’) in exchange for the timely completion of all sitework necessary to support construction of the proposed Ethanol Plant in Camilla, Mitchell, County, Georgia (“Project”) subject to the following terms and conditions (“Agreement”):
ARTICLE 1. The Work
1.1 Contractor accepts the relationship of trust and confidence established between it and the Owner by this Agreement and agrees to furnish efficient business administration and superintendence, and to use his utmost effort to complete the Work in an expeditious and economical manner consistent with the interests of the Owner.
1.2 Contractor understands this is an extremely time sensitive Project and that all sitework performed under this Agreement must be completed in accordance with the contractual completion date so as to avoid any impact or delays to be Project.
1.3 Contractor agrees to perform and complete the work in strict accordance with the plans and specifications prepared by Fagen Engineering, LLC (“Civil Engineer”) as more fully identified in Exhibit “A” (“Work”).
1.3.1 Contractor represents that he has carefully examined all of the plans and specifications, acquainted himself with all conditions relevant to the Work, and made all evaluations and investigations necessary to a full understanding of any difficulties, which may be encountered in performing the Work and acknowledges that the plans and specifications are sufficient for the proper and complete execution of the Work.
1.3.2 Contractor represents that he has acquainted himself with the site and has made all evaluations and investigations necessary to a full understanding of any difficulties, which may be encountered in performing the Work.
1.3.3 Contractor agrees that this is an unclassified site and that any soil investigation data furnished to Contractor by Owner shall be for the convenience of Contractor, that the Owner shall not be responsible for any variance in actual conditions with such data or interpretations or conclusions drawn there from and that any data on subsurface conditions do not constitute a representation or warranty of the condition or continuity of subsurface conditions upon the site.

ARTICLE 2. Time
2.1 Contractor understands time is of the essence and therefore agrees to start the Work on January 3, 2007 (“Start Date”) and complete all Work required by the Agreement no later than March 16, 2007 (“Completion Date”).
2.1.1 Contractor will prepare and submit for the Owner’s approval an Overall Project Schedule (“OPS”) using Primavera (or similar critical path format) identifying the dates for the start and completion of individual tasks with no task having a value of no more than FIVE HUNDRED THOUSAND DOLLARS ($500.000.00). The Contractor shall update the OPS providing Owner with a copy thereof on a weekly basis and identifying any tasks which are behind the progress anticipated by the original OPS.
2.2 The Date of Substantial Completion of the Work or a designated portion thereof is the date when construction is sufficiently complete in accordance with the plans and specifications so the Owner can occupy the site as part of the Work or designated portion thereof for the use for which it is intended. This date shall be established by a Certificate of Substantial Completion signed by the Owner and Contractor and shall list the items to be completed or corrected and fix the time for their completion and correction.
2.3 If the Contractor is delayed at any time in the progress of the Work by any act or neglect of the Owner or by any separate contractor employed by the Owner, or by changes ordered by Owner in the Work, severe weather conditions not reasonably anticipatable, then the Completion Date may be extended by Change Order executed by the Owner for the period of time caused by such delay. Contractor agrees that the time extension (if any) granted by such Change Order shall be the sole remedy for any and all delays, disruption, acceleration or other acts and omissions attributable to the Owner and Owner’s contractors.
ARTICLE 3. Price
3.1 Owner shall pay Contractor the lump sum of $ FIVE MILLION, EIGHT HUNDRED FIFTY THOUSAND, SIX HUNDRED THIRTY SIX AND 45/100 DOLLARS ($5,850,636.45), which sum shall not be subject to increase unless a written Change Order is executed by the Owner.
ARTICLE 4. Contractor’s Responsibilities
4.1.1 Contractor will provide all construction supervision, inspection, labor, materials, tools, fuel, construction equipment and subcontracted items necessary for the timely performance and completion of the Work.
4.1.2 Contractor will pay all sales, use, gross receipts and similar taxes related to the Work.
4.1.3 Contractor shall at all times keep the Work and its premises free from the accumulation of waste materials or rubbish caused by its operations and upon completion of the Work, the Contractor shall remove all of waste material from and around the job site and its premises as well as all its tools, construction equipment, machinery and surplus materials.

4.1.4 Contractor will give all notices including filing a notice of commencement and comply with all laws, ordinances and applicable building codes.
4.1.5 Contractor shall take necessary precautions for the safety of its employees during the performance of the Work, and shall comply with all applicable provisions of federal, state and municipal safety laws, including but not limited to current OSHA safety requirements, to prevent accidents or injury to persons on, about or adjacent to the Work site. The Contractor shall erect and properly maintain, at all times, as required by the conditions and progress of the Work, necessary safeguards for the protection of workmen and the public.
4.1.6 If Owner occupies a portion or portions of the site prior to Contractor’s completion of the Work, Contractor shall protect such facilities and any of the Owner’s property at the facilities from damages due to the operations of the Contractor or any of its Subcontractors.
4.1.7 Contractor warrants and guarantees that the Work, including all materials supplied, shall be free of defects and fit for its intended use for a period of one (1) year from the Date of Substantial Completion of the Work. Neither acceptance of the Work nor final payment, nor any other occurrence shall relieve Contractor of responsibility for faulty materials, work or workmanship which shall appear within the one (1) year period of guarantee and warranty. Any faulty materials, work or workmanship of which Contractor is notified within one (1) year following the date of substantial completion shall be repaired or replaced (“Warranty Work”) by Contractor within a reasonable period of time. The cost and expense of Warranty Work shall be borne solely by Contractor. The Contractor warrants to the Owner that all materials and equipment furnished under this agreement will be new, unless otherwise specified, and that all Work will meet code requirements, is of good quality, performed in a good and workmanlike manner free from improper workmanship and defective materials and in conformance with the Contract Documents. The foregoing remedy shall not deprive Owner of any action, right or remedy otherwise available to it for breach of any provision of this Contract not relating to the subject matter of this paragraph. Further, the periods referred to in this or elsewhere in this Contract shall not be construed as a limitation on the time in which Owner may pursue such other action, right or remedy.
4.1.8 The Contractor will secure required certificates of inspection, testing or approval and deliver them to the Owner.
4.1.9 The Contractor, with the assistance of the Owner’s Design Builder and/or Surveyor, will verify all grades and elevations necessary for the Project to proceed.

ARTICLE 5. Subcontracts
5.1 All portions of the Work that the Contractor does not perform with his own forces shall be performed under subcontracts.
5.2 A Subcontractor is a person or entity that has a direct contract with the Contractor to perform any of the Work. The term Subcontractor does not include any separate contractor employed by the Owner or the separate contractor’s subcontractors.
5.3 No contractual relationship shall exist between the Owner and any Subcontractor. The Contractor shall be responsible for the management of the Subcontractors in the performance of the Work.
5.4 Contractor shall indemnify, defend and hold harmless Owner from and against all claims and demands made by any Subcontractor, supplier, materialmen, laborer, and any other person or entity having statutory lien rights, and employed directly or indirectly by Contractor; and Contractor shall remove by payment or bond within ten (10) days following filing thereof any and all liens filed by Subcontractors, suppliers, materialmen, laborers, and any other persons or entities having statutory lien rights, and employed directly or indirectly by Contractor.
5.5 Contractor shall incorporate this Agreement into each and every subcontract or purchase order which it enters into with relation to the Project and agrees that it shall bind all subcontractors and suppliers to the same terms and conditions under which the Contractor is bound to the Owner including, without limitation, all Scope of Work under Article 1, Time under Article 2 and indemnity and insurance under Article 8 of this Agreement.
ARTICLE 6. Changes in the Project
6.1 The Owner, without invalidating this Agreement, may order changes in the Work within the general scope of the Contract Documents consisting of additions, deletions or other revisions, the Contract Sum and the Contract Time Schedule being adjusted accordingly. All such changes in the Work shall be authorized by Change Order.
6.1.1 A Change Order is a written order to the Contractor signed by the Owner or its authorized agent and issued after the execution of this Agreement, authorizing a change in the Work and/or an adjustment in the Contract Sum or the OPS.
6.1.2 The increase or decrease in the Contract Sum resulting from an approved change in the Work shall be agreed to in good faith between the parties by mutual acceptance of a lump sum; or by unit prices stated in this Agreement or subsequently agreed upon.
6.2 Claims for Additional Cost or Time

6.2.1 If the Contractor wishes to make a claim for an increase in the Contract Sum or an extension in the Contract Time Schedule, it shall give the Owner written notice thereof within seven (7) days after the occurrence of the event- giving rise to such claim. This notice shall be given by the Contractor before proceeding to execute the Work, except in an emergency endangering life or property in which case the Contractor shall act at his discretion, to prevent threatened damage, injury or loss. Claims arising from delay shall be made within seven days after the delay. Increases based upon design and estimating costs with respect to possible changes requested by the Owner, shall be made within seven days after the decision is made to proceed with the change. No such claim shall be valid unless so made. If the Owner and the Contractor cannot agree on the amount of the adjustment in the Contract Sum, or Contract Time Schedule, it shall be determined pursuant to the provisions of Article 11. Any change in the Contract Sum, or Contract Time Schedule resulting from such claim shall be authorized in writing by Change Order.
6.3 Minor Changes in the Work
6.3.1 The Owner will have authority to order minor Changes in the Work not involving an adjustment in the Contract Sum or an extension of the Contract Time Schedule and not inconsistent with the intent of the Contract Documents. Such Changes may be effected by written order and shall be binding on the Owner and the Contractor.
6.4 Emergencies
6.4.1 In any emergency affecting the safety of persons or property, the Contractor shall act, at its reasonable discretion, to prevent threatened damage, injury or loss. Any increase in the Contract Sum or extension of time claimed by the Contractor on account of emergency work shall be determined as provided in this Article.
6.5 Delays – Suspensions
6.5.1 In the event of any delay, suspension or interference with any part of the Work, due to any act or neglect by the Owner, its employees, agents or independent contractors retained by Owner, there shall be an equitable adjustment in the Contract Sum and Time, to properly compensate the Contractor.
6.6 Should any changes to the Work be required by reason of changes in or to governmental requirements, the Owner shall provide an equitable adjustment in the Contract Sum and Time to compensate the Contractor for the increased costs and time.
ARTICLE 7. Payments to the Contractor
7.1 Payments shall be made by the Owner to the Contractor according to the following procedure:
7.1.1 On or before the 1st day of each bi-weekly period after Work has commenced, the Contractor shall submit to the Owner an Application for Payment, which shall certify the percentage of the Work which has been completed through the date of the application, based on the work completed and materials stored on the site and/or at locations approved by the Owner for the period ending on the 2nd to last day of the previous bi-weekly period. The Application for Payment shall request payment of an amount equal to the Construction Costs multiplied by said percentage. The Application for Payment shall include the Contractor Fee, which shall be based on the foregoing percentage. The Application for Payment shall be in the form approved by the Owner and accompanied by an interim (Exhibit “B”) or final lien waiver (Exhibit “C”), as the case may be, from each Subcontractor performing work for Contractor at the Work, for all sums (excluding retainage) due to the Subcontractor through the date of the previous Application for Payment.

7.1.2 Within seven (7) days after receipt of each monthly Application for Payment, and upon verification of work by Owner’s surveyor, the Owner shall pay directly to the Contractor the amount for which Application for Payment is approved by Owner’s representative therein. This payment request shall deduct the aggregate of all amounts previously paid by the Owner.
7.1.3 If the Owner should fail to pay the Contractor at the time the payment of any amount becomes due, the Contractor may serve written notice upon the Owner that the Contractor will stop Work five (5) days after receipt of the notice by the Owner. After such five (5) day period, the Contractor may stop the Work until payment of the amount owing has been received.
7.1.4 Payments due but unpaid shall bear interest at the rate of six percent (6%).
7.2 The Contractor warrants and guarantees to Owner that title to all Work, materials and equipment covered by an Application for Payment, whether incorporated in the Work or not, will pass to the Owner upon receipt of such payment by the Contractor free and clear of all liens, claims, security interests or encumbrances hereinafter referred to as Liens.
7.3 No Progress Payment nor any partial or entire use or occupancy of the Work by the Owner shall constitute an acceptance of any latently defective work not in accordance with the Contract Documents or of any other patent defects of which notice has already been provided to the Contractor.
7.3.1 If there should remain minor items to be completed, the Contractor and the Owner shall list such items and agree on a retainage amount to cover the completion costs. Thereafter, the Owner shall pay to the Contractor, monthly, the amount retained for incomplete items as each of said items is completed.
7.4 The making of Final Payment shall constitute a waiver of all claims by the Owner except those arising from:
7.4.1 Liens placed on the Work as a result of actions or omissions by Contractor.
7.4.2 Improper design, workmanship or defective materials appearing within one year after the Date of Substantial Completion.

7.4.3 Terms of any special guarantees required by the Contract Documents.
7.4.4 Owner’s rights from warranties.
7.5 The acceptance of Final Payment shall constitute a waiver of all claims by the Contractor except those previously made in writing and unsettled.
ARTICLE 8. Indemnity and Insurance
8.1 Indemnity
8.1.1 The Contractor agrees and shall cause its Subcontractors to agree to indemnify and hold the Owner harmless, except in the case of the indemnified party’s sole negligence or willful misconduct, from all claims for bodily injury and property damage (other than the Work itself and other property insured under Paragraph 8.4) that may arise from the Contractor’s operations under this Agreement and the operations of Contractor’s subcontractors.
8.2 Contractor’s Insurance Requirements
8.2.1 Contractor shall, prior to the commencement of Work, procure the insurance coverages identified below at the Contractor’s own expense and shall furnish the Owner an insurance certificate listing the Owner as the certificate holder. The insurance certificate must provide the following:
(a)	Name and address of authorized agent

(b)	Name and address of insured

(c)	Name and insurance company(ies)

(d)	Description of policies

(e)	Policy Number(s)

(f)	Policy Period(s)

(g)	Limits of liability

(h)	Name and address of Owner as certificate holder

(i)	Project Name and Number

(j)	Signature of authorized agent

(k)	Telephone number of authorized agent

(l)	Mandatory forty-five (45) day notice of cancellation/non-renewal (See 8.2.2 below)

(m)	Evidence of Insurance Coverages shall be provided on a form acceptable to the Owner.
8.2.2 Each of the insurance coverages required by this Agreement (i) shall be issued by a company licensed by the Insurance Commissioner to transact the business of insurance in the State of Georgia for the applicable line of insurance; and (ii) shall be an insurer (or, for qualified self insureds of group self insurers, a specific excess insurer providing statutory limits) with a Best Policyholders Rating of “A-“or better and with a financial size rating of Class V or larger. Each such policy shall contain the following provision:
The insurance company agrees that the policy shall not be canceled, changed, allowed to lapse or allowed to expire until thirty (30) days after the Owner has received written notice thereof as evidenced by return receipt of registered letter or until such time as other insurance coverage providing protection equal to protection called for in this Agreement shall have been received, accepted and acknowledged by the Owner.

8.3 Contractor’s Insurance Coverage
8.3.1 Worker’s Compensation Insurance. The Contractor agrees to provide Workers’ Compensation coverage in accordance with the statutory limits as established by the General Assembly of the State of Georgia. A group insurer must submit a certificate of authority from the Insurance Commissioner approving the group insurance plan. A self-insurer must submit a certificate from the Georgia Board of Workers’ Compensation stating the Contractor qualifies to pay its own Workers’ Compensation claims. The Contractor shall require all trade contractors performing Work under this Agreement to obtain an insurance certificate showing proof of Workers’ Compensation coverage and shall submit a certificate on the letterhead of the Contractor in the following language prior to the commencement of Work:
This is to certify that all trade contractors performing Work on this Project are covered by their own Workers’ Compensation insurance or are covered by the Contractor’s Workers’ Compensation insurance.
8.3.2 Employers’ Liability Insurance. The Contractor shall also maintain Employers’ Liability Insurance coverage with limits of at least:
(i)	Bodily Injury by Accident — $1,000,000 each accident; and

(ii)	Bodily Injury by Disease — $1,000,000 each employee.
The Contractor shall require all trade contractors performing Work under this Agreement to obtain an insurance certificate showing proof of Employers’ Liability Insurance coverage and shall submit a certificate on the letterhead of the Contractor in the following language prior to the commencement of Work:
This is to certify that all trade contractors performing Work on this Project are covered by their owner Employers’ Liability Insurance coverage or are covered by the Contractor’s Employer’s Liability Insurance coverage.

8.3.3 Commercial General Liability Insurance. The Contractor shall provide Commercial General Liability Insurance (1993 ISO Occurrence Form or equivalent) which shall include, but need not be limited to, coverage for bodily injury and property damage arising from premises and operations liability, products and completed operations liability, blasting and explosion, collapse of structures, underground damage, personal injury liability and contractual liability. The Commercial General Liability Insurance shall provide at a minimum the following limits:

Coverage	Limit
1. Premises and Operations	$1,000,000 per Occurrence
2. Products and Completed Operations	$1,000,000 per Occurrence
3. Personal Injury	$1,000,000 per Occurrence
4. Contractual	$1,000,000 per Occurrence
5. General Aggregate	$2,000,000 per Project
The policy shall name the Owner as an additional insured as well as all officers, members, and employees of the Owner with respect to claims that arise out of Contractor’s negligence in performing the Work or the additional insured’s general supervision of such operations, including completed operations under this Agreement.
8.3.4 Commercial Business Automobile Liability Insurance. The Contractor shall provide Commercial Business Automobile Liability Insurance which shall include coverage for bodily injury and property damage arising from the operation of any owner, non-owned or hired automobile. The Commercial Business Automobile Liability Insurance Policy shall provide not less than $1,000,000 Combined Single Limits for each occurrence. The policy shall name as additional insureds the officers, members, and employees of the Owner but only with respect to claims that arise out of Contractor’s negligence in performing the Work or the additional insured’s general supervision of such operations under this Agreement.
8.3.5 Commercial Umbrella Liability Insurance. The Contractor shall provide a Commercial Umbrella Liability Insurance to provide excess coverage above the Commercial General Liability, Commercial Business Automobile Liability and the Workers’ Compensation and Employers’ Liability to satisfy the minimum limits sets forth herein. The minimum amount of Umbrella limits required above coverages and minimum limits stated in 8.2.4, 8.2.5 and 8.2.6 shall be:
Minimum Combined Primary Liability and Excess Umbrella Limits of:
$2,000,000 per Occurrence
$2,000,000 Aggregate
The policy shall name the Owner as an additional insured as well as all officers, members, and employees of the Owner with respect to claims that arise out of Contractor’s negligence in performing the Work or the additional insured’s general supervision of such operations under this Agreement.

8.3.6 Builder’s Risk Insurance. Contractor shall provide a Builder’s Risk Policy to be made payable to the Owner and Contractor, as their interests may appear. The policy amount should be equal to 100% of the stated cost limitation, written on 1991 Causes of Loss — Special Form, or its equivalent. The policy shall be endorsed as follows:
The following may occur without diminishing, changing, altering or otherwise affecting the coverage and protection afforded the insured under this policy:
(i)	Partial or complete occupancy by Owner; and

(ii)	Performance of Work in connection with construction operations insured by the Owner.
8.4 Waiver of Subrogation
8.4.1 The Owner and Contractor waive all rights against each other, the Consultants, Subcontractors and Sub subcontractors for damages caused by perils covered by insurance provided under Paragraph 8.3, except such rights as they may have to the proceeds of such insurance held by the Owner and Contractor as trustees. The Contractor shall require similar waivers from all Subcontractors and Sub subcontractors.
8.4.2 The Owner and Contractor waive all rights against each other and the Consultants, Subcontractors and Sub subcontractors for loss or damage to any equipment used in connection with the Work which loss is covered by any property insurance.
8.4.3 If the policies of insurance referred to in this Article require an endorsement to provide for continued coverage where there is a waiver of subrogation, the owners of such policies will cause them to be so endorsed.
ARTICLE 9. Termination of the Agreement And Owner’s Right to Perform Contractor’s Obligations
9.1 Termination by the Contractor
9.1.1 If the Work is stopped or delayed, either in whole or substantial part for a period of thirty (30) days under an order of any court or other public authority having jurisdiction, for any reason which is not the result of Owner’s fault or negligence, then the Contractor may, upon seven days’ written notice to the Owner, terminate this Agreement and recover from the Owner payment for all Work performed, and for any unreimbursed costs of and fees for the Work; and for any liability, obligations, damages, commitments and/or claims that the Contractor may have incurred or might incur in good faith in connection with this Agreement. The Contractor’s failure to implement this right in one instance shall not be construed as a waiver of its right to implement this procedure in future occurrences, or affect its right to an equitable adjustment to the Contract Sum, or the Contract Time Schedule.
9.1.2 If the Work is stopped or delayed, either in whole or substantial part, for a period of thirty (30) days by the Contractor due to the fault or negligence of the Owner; or if the Owner should commit a material breach of its responsibilities or obligations under this Agreement, which breach is not cured within seven days’ written notice by Contractor, then the Contractor may, upon a written notice to the Owner, terminate this Agreement and recover from the Owner payment for all work performed; for any unreimbursed costs of and fees for the Work; for any liability, obligations, damages, commitments and/or claims that the Contractor may have incurred or might incur in good faith in connection with this Agreement; and all anticipated gross profits on the Work not performed as of the date of termination.

9.2 Owner’s Right to Perform Contractor’s Obligations and Termination by the Owner for Cause
9.2.1 If the Contractor fails to perform any of its obligations under this Agreement, including any obligation Contractor assumes to perform Work with its own forces, and unreasonably refuses or fails to correct such deficiency, the Owner may, after seven day’s written notice, make good such deficiencies. The Contract Sum, if any, shall be reduced by the cost to the Owner of making good such deficiencies.
9.2.2 Subject to all applicable bankruptcy and insolvency laws, if the Contractor is adjudged a bankrupt, or if it makes a general assignment for the benefit of its creditors, or if a receiver is appointed on account of its insolvency, or if it unreasonably and without cause persistently or repeatedly refuses or fails, except in cases for which extension of time is provided, to supply enough properly skilled workmen or proper materials, or if it fails to make proper payment to Subcontractors or for materials or labor, or unreasonably and without cause persistently disregards laws, ordinances, rules, regulations or orders of any public authority having jurisdiction, or otherwise is guilty of a substantial violation of a provision of this Agreement, then the Owner may, without prejudice to any right or remedy and after giving the Contractor and its surety, if any, seven (7) days’ written notice, during which period the Contractor fails to cure the violation, terminate the employment of the Contractor and take possession of the site and of all materials, equipment tools, construction equipment and machinery thereon owned by the Contractor and may finish the Work by whatever reasonable method it may deem expedient; in such case, Contractor shall pay to Owner the increase in the cost of the Work resulting from Owner’s termination of this Agreement. In such case, the Contractor shall not be entitled to receive any further payment until the Work is finished.
9.2.3 In the event of termination by Owner, Owner may require Contractor promptly to assign to it all or some subcontracts, materials, equipment, tools, appliances, machinery, rental agreements and any other commitments which Owner in its sole discretion may wish to be assigned, and in such event, Contractor shall promptly execute and deliver to Owner written assignments of the same.

ARTICLE 10. Miscellaneous Provisions
10.1 The Contractor shall not assign its interest in this Agreement without the written consent of the Owner.
10.2 This Agreement shall be governed by the laws of the State of Georgia.
10.3 This Agreement represents the entire agreement between the Owner and the Contractor and supersedes all prior negotiations, representations or agreements. The Contract Documents consist of this Agreement together with the plans and specifications, and any modifications issued after execution of this Agreement.
10.4 Contractor’s obligations under this Agreement are contingent upon Owner’s or Contractor’s ability, as the case may be, to obtain all required permits for the performance of the Work.
10.5 In the event of a dispute between Contractor and Owner which results in the institution of legal proceedings, the prevailing party shall be entitled to recover its reasonable attorneys’ fees actually incurred, and any reasonable costs and expenses incurred in connection therewith.
10.6 Any notices or deliveries which may be permitted or required hereunder shall be in writing, and shall be deemed to have been duly given as of the date and time that same are hand delivered or are deposited with the United States Postal Service, Certified Mail, return receipt requested, postage prepaid, and addressed to the parties hereto at the addresses contained herein, or such other addresses as the parties hereto shall from time to time designate to the others by notice in writing as herein provided. In the event that any notice or performance date shall be required to be performed on a weekend or legal holiday then such date shall automatically be extended to the end of the next regular business day. Any notices, deliveries, executions or amendments required or permitted hereunder may be delivered by telecopy and a facsimile thereof shall constitute an original counterpart.
Owner’s Notice Information:
FIRST UNITED ETHANOL, LLC
c/o Patrick N. Millsaps, Esq.
PATRICK N. MILLSAPS, P.C.
P.O. Box 856
76 E. Broad Street
Camilla, GA 31730
Contractor’s Notice Information:

ARTICLE 11. Dispute Resolution
11.1 The parties agree any and all disputes arising under or related to this Contract shall be resolved in the Superior Court of Mitchell County, Georgia unless the Owner elects to proceed with arbitration of such dispute.
11.2 Claims, disputes or other matters in question between the parties to this Agreement arising out of or relating to this Agreement or breach thereof, shall, at the sole option of the Owner, be subject to and decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association then in affect as modified hereby.
11.2.1 Notwithstanding any provision of law or rule of arbitration to the contrary, the parties to the arbitration may obtain discovery pursuant to an order from the arbitrator(s) appointed by the parties, in the same manner as provided in the Federal Rules of Civil Procedure and the Local Rules of the United States District Court for the Northern District of Georgia.
The parties hereto mutually agree that the locale of any arbitration arising hereunder shall be Camilla, Georgia.
11.2.2 Any arbitration commenced hereunder in which the total amount in controversy is $100,000 or more, excluding the costs of arbitration, interest and attorneys’ fees and costs, shall be heard by three (3) arbitrators, one of whom shall be an attorney practicing in the area of construction law. All other arbitrations shall be heard on an expedited basis by one (1) arbitrator, whom shall be an attorney practicing in the area of construction law. The arbitrator(s) shall have the right to grant as part of any award the costs of arbitration (such as arbitration fees, and court reporter fees), interest not exceeding twelve percent (12%) per annum, and reasonable attorneys’ fees and costs to the prevailing party.
11.2.3 Notwithstanding anything herein to the contrary, each party hereto shall, prior to or pending resolution of the dispute by the arbitrators, be entitled to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Agreement.
IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by their duly authorized officers under seal as of this the ___day of January, 2007.
“CONTRACTOR”

By:	/s/ Rann Folsom	(SEAL)

Date Executed:	1/17/07
“OWNER”

By:	/s/ Anthony J. Flagg	(SEAL)

Date Executed:	1/17/07

EXHIBIT “A”
THE DRAWINGS AND SPECIFICATIONS

EXHIBIT “B”
INTERIM PROGRESS PAYMENT RELEASE AND REPRESENTATIONS
By executing and submitting its interim payment application and the lien waiver below, in consideration for the payment described in the lien waiver below, and for the purpose of inducing Contractor and Owner to make this interim payment, the Subcontractor or Supplier, for itself, its employees, subcontractors, sub-subcontractors, mechanics, materialmen and laborers, does hereby represent and warrant as follows:
1.
All Parties Paid. It has been paid all amounts owed for materials or labor furnished to the Project through the effective date of the proceeding interim lien waiver, and that all parties supplying labor or materials to it in connection with the Project have been paid, or will be paid promptly from the proceeds of this progress payment, for all labor, services, equipment or materials furnished with relation to the Project.

2.
Warranty of the Work. It warrants that all work, labor and materials furnished by or through it are free from defects and fully comply with all requirements of the plans, specifications, Contract and other contract documents.

3.
Waiver of Claims. It waives and releases any and all claims, causes of action, suits, damages, judgments, demands of any kind, character and description, whether known or unknown, against the Contractor, the Contractor’s surety, the Owner, any construction lender, and their respective directors, officers, principals, partners, employees, agents, subsidiaries, parent and related firms, successors and assigns, arising or incurred prior to the effective date of the interim lien waiver below, with the exception of claims for retainage withheld under the agreement with Contractor, and those claims described below in an amount not to exceed the stated amount:

$

$

$

4.
Authorization. It warrants that it is the sole owner of the claims released herein, that it has not sold, assigned or conveyed such claims to any other party, and that the individual whose signature appears below has personal knowledge of these matters and is fully authorized and qualified to make these representations on behalf of the Subcontractor or Supplier.

INTERIM WAIVER AND RELEASE UPON PAYMENT
STATE OF GEORGIA
COUNTY OF
The undersigned subcontractor, supplier, materialman and/or mechanic has been employed by                                          to furnish                                          (describe materials and/or labor) for the construction of improvements known as                                          (name of Project), which is located in                                          (City), County of                                         , State of Georgia, and is owned by                                          (name of Owner) and more particularly described as (provide street address and/or legal description):
Upon receipt of the sum of $                                         (amount of payment), the subcontractor, materialman and/or mechanic waives and releases any and all liens or claims of liens it has upon the foregoing described property, through the date of                                          (date of payment) and excepting those rights and liens that the subcontractor, supplier, materialman and/or mechanic might have in any retained amounts, on account of labor or materials, or both, furnished by the undersigned to or on account of said contractor for said building or premises.

Given under hand and seal this ___day of                                         , 20___.

Company Name:
Sworn to and subscribed before me	as Subcontractor
this ___day of , 20_.

By:

Notary Public

My Commission Expires:	Witness

EXHIBIT “C”
FINAL PAYMENT GENERAL RELEASE AND REPRESENTATIONS
By executing and submitting its interim payment application and the lien waiver below, in consideration for the payment described in the lien waiver below, and for the purpose of inducing the Owner to make this final payment, Contractor for itself, its employees, subcontractors, sub-subcontractors, mechanics, materialmen and laborers, does hereby represent and warrant as follows:
1.
Contractor warrants and represents it has paid, or shall promptly use the proceeds of this final payment to pay for all labor, materials, equipment, design services and other items it has furnished with relation to the Project.

2.
Contractor waives, releases and forever discharges Owner and the Project from and against any and all claims, causes of action, damages, and additional costs, whether known or unknown relative to the Project.

3.
Contractor warrants and represents that all work labor and materials furnished under its agreement with Owner are free from defects and fully comply with all requirements contained within the plans, specifications and other contract documents.

4.
Contractor understands and acknowledges that this Release is given for the purposes of inducing Owner to issue final payment for work performed at the Project and that Owner is relying upon the representations and warranties contained within this Release in issuing final payment.

5.
Contractor shall indemnify, defend and hold harmless Owner from and against claims, damages, losses and expenses, including but not limited to attorneys’ fees arising out of, relating to or resulting from claims, liens or damages of any kind arising from the Project and asserted against Owner.

6.
Contractor warrants that it is the sole owner of the claims released herein, that it has not sold, assigned or conveyed such claims to any other party, and that the individual whose signature appears below has personal knowledge of these matters and is fully authorized and qualified to make these representations.

UNCONDITIONAL WAIVER AND RELEASE UPON FINAL PAYMENT
STATE OF GEORGIA
COUNTY OF CRISP
The undersigned subcontractor, supplier, materialman and/or mechanic has been employed by First United Ethanol, LLC to furnish site work (describe materials and/or labor) for the construction of improvements known as First United Ethanol, LLC Phase I (name of Project), which is located in Camilla (City), County of Mitchell, State of Georgia, and is owned by First United Ethanol, LLC (Name of Owner) and more particularly described as (provide street address and/or legal description).
Upon the receipt of the sum of $823,900.00 (amount of payment), the subcontractor, materialman and/or mechanic waives and releases any and all liens or claims of liens it has upon the foregoing described property, through the date of January 17, 2007 (date of payment) and excepting those rights and liens that the subcontractor, supplier, materialman and/or mechanic might have in any retained amounts, on account of labor or materials, or both, furnished by the undersigned to or on account of said contractor for said building or premises.

Given under hand and seal this 17th day of January, 2007.

Sworn to and subscribed before me	Company Name:
this 17th day of January, 2007.	as Contractor

/s/ Elain Snowden	By:	/s/ Rann Folsom

Notary Public
My Commission Expires:

/s/ Dee Anna Wilson

ELAINE SNOWDEN	Witness
Notary Public, Tuner County, Georgia
My Commission Expires August 16, 2009